UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 11, 2010

Intelligent Communication Enterprise Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

13 Spottiswoode Park Road
Singapore		088640
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		011-65 6324-0225

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 11, 2010, Intelligent Communication Enterprise Corporation (“ICE Corp.”) entered into an agreement to sell 50,000 shares of Radius-ED Limited, its subsidiary, which represented 100% of the outstanding and issued shares of Radius, to Power Centre Holdings Limited.  Under the terms of the agreement, Power Centre Holdings agreed to pay ICE Corp. the sum of $500,000 for Radius on or before June 11, 2011.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

2	Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession
2.03	Sale and Purchase Agreement between Intelligent Communication Enterprise Corporation and Power Centre Holdings Limited dated June 11, 2010	Attached

_______________

*

All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.  Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT COMMUNICATION
ENTERPRISE CORPORATION
Registrant

Date: June 16, 2010	By:	/s/ Luther Jao
Luther Jao, Chief Executive Officer

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